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                                   EXHIBIT 5.2
                            INTERNAL REVENUE SERVICE
                              DETERMINATION LETTER




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INTERNAL REVENUE SERVICE                             DEPARTMENT OF TREASURY
District Director
P.O. Box 2508
CINCINNATI, OH  45201

Date:  December 19, 1997                         Employer Identification Number:
                                                        39-1839395
FIRST NATIONAL BANK IN MANITOWOC                 DLN:
402 N 8TH STREET                                        17007265352007
MANITOWOC, WI  54220                             Person to Contact:
                                                        CINDY PERRY
                                                 Contact Telephone Number:
                                                        (513) 241-5199
                                                 Plan Name:
                                                        PROFIT SHARING 401K PLAN

                                                 Plan Number: 002


Dear Applicant:

         We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

         Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

         The enclosed document explains the significance of this favorable determination letter, points out some events that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

         This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

         This determination letter is applicable for the amendment(s) adopted on December 31, 1996.

         This determination letter is also applicable for the amendment(s) adopted on December 5, 1997.

         This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

         This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

         This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights and features that are currently available to all employee in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

         Except as otherwise specified this letter may not be relied upon with respect to whether the plan satisfies


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the qualification requirements as amended by the Uruguay Round Agreements Act.
Pub. L. 103-465 and by the Small Business Job Protection Act of 1996 (SBJPA), Pub. L. 104-108, other than the requirements of Code section 401(a)(26).

         This letter considers the amendments required by the Tax Reform Act of 1986, except as otherwise specified in this letter.

         If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                         Sincerely yours,



                                         Acting District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide for Employee Benefit Plans





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INTERNAL REVENUE SERVICE                             DEPARTMENT OF TREASURY
DISTRICT DIRECTOR
P O BOX A-3617 DPN20-6
CHICAGO, IL  60690

Date:  March 12, 1993                       Employer Identification Number:
                                                 39-6079818
EMJAY CORPORATION                           File Folder Number:
4600 NORTH PORT WASHINGTON ROAD                  360056375
MILWAUKEE, WI  53212-0000                   Person to Contact:
                                                 MS. G. LORBER
                                            Contact Telephone Number:
                                                (312) 886-4642
                                            Plan Name:
                                                STANDARDIZED PROFIT SHARING PLAN

                                            Plan Number:  002

                                            Letter Serial Number:
                                                D7360195

Dear Applicant:

         The amendment to the form of the plan identified above is acceptable under sections 401(a) or 403(a) of the Internal Revenue Code. This letter relates only to the amendment to the form of the plan. It is not a determination on the acceptability of any other amendment or of the form of the plan as a whole, or on the effect of other Federal or local statutes.

         You must furnish a copy of this letter and the enclosed publication to each employer who adopts this plan. You must also send a copy of this letter, a copy of the approved form of the plan, and any approved amendments and related documents to each key District Director of the Internal Revenue Service in whose jurisdiction there are adopting employers.

         The acceptability of the form of the plan is not a ruling or determination on whether an employer's plan qualifies under Code section 401(a). However, an employer who adopts this plan will be considered to have a plan qualified under Code section 401(a) provided all the terms of the plan are followed and the eligibility requirements and contribution or benefit provisions are not more favorable for highly compensated employees than for other employees.

         Except as stated below, the key District Director will not issue a determination letter for this plan.

         This letter does not apply to the form of the plan for purposes of Code section 401(a)(16) if: (1) an employer ever maintained another qualified plan for one or more employees who are covered by the plan, other than a specified paired plan within the meaning of section 4.12 of Rev. Proc. 89-13, 1989-1 C.B. 801; or (2) after December 31, 1985, the employer maintained a welfare benefit fund described in Code section 419(e), which provides post retirement medical benefits allocated to separate accounts for key employees as defined in Code section 419(d)(3).

         Please advise those adopting the plan to contact you if they have any questions about the operation of the plan.

         An employer that has adopted a standardized plan may not rely on this letter with respect to: (1) whether any amendment or series of amendments is nondiscriminatory in effect; or (2) whether the plan satisfies the


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effective availability requirement of Q & A - 2(a)(3) of section 401(a)-4 of the regulations with respect to any benefit, right or feature; or (3) whether any provision or amendment granting past service credit has the effect of discriminating significantly in favor of highly compensated employees, except to the extent the provision or amendment satisfies the safe harbor in 1.401(a)-5 of the proposed regulations and is not part of a pattern of amendments that discriminates in favor of highly compensated employees.

         An employer that has adopted a standardized plan as an amendment to a plan other than a standardized plan may not rely on this letter with respect to whether a benefit, right or other feature that is prospectively eliminated satisfies the current availability requirements of Reg. 1.401(a)-4 Q & A-2(a)
(2) (ii).

         The employer may request a determination: (1) as to whether the plan, considered with all related qualified plans and, if appropriate, welfare benefit funds, satisfies the requirements of Code section 401(a)(16) as to limitations on benefits and contributions in Code section 415; (2) regarding the nondiscriminatory effect of grants of past service; and (3) with respect to whether a prospectively eliminated benefit, right or feature satisfies the current availability requirements.

         If you have any questions on the IRS processing of this case, please call the above telephone number. If you write, please provide your telephone number and the most convenient time for us to call in case we need more information. Whether you call or write, please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter.

         You should keep this letter as a permanent record.

                                                     Sincerely yours,



                                                     District Director

Enclosure(s)
Publication 1488


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INTERNAL REVENUE SERVICE                             DEPARTMENT OF TREASURY
DISTRICT DIRECTOR
P O BOX A-3617 DPN20-6
CHICAGO, IL  60690

Date:  March 12, 1993                       Employer Identification Number:
                                                  39-6079818
EMJAY CORPORATION                           File Folder Number:
4600 NORTH PORT WASHINGTON ROAD                  360056375
MILWAUKEE, WI  53212-0000                   Person to Contact:
                                                 MS. G. LORBER
                                            Contact Telephone Number:
                                                 (312) 886-4642
                                            Plan Name:
                                                 STANDARDIZED 401 K PLAN

                                            Plan Number:  006

                                            Letter Serial Number:
                                                 D7360199

Dear Applicant:

         The amendment to the form of the plan identified above is acceptable under sections 401(a) or 403(a) of the Internal Revenue Code. This letter relates only to the amendment to the form of the plan. It is not a determination on the acceptability of any other amendment or of the form of the plan as a whole, or on the effect of other Federal or local statutes.

         You must furnish a copy of this letter and the enclosed publication to each employer who adopts this plan. You must also send a copy of this letter, a copy of the approved form of the plan, and any approved amendments and related documents to each key District Director of the Internal Revenue Service in whose jurisdiction there are adopting employers.

         The acceptability of the form of the plan is not a ruling or determination on whether an employer's plan qualifies under Code section 401(a). However, an employer who adopts this plan will be considered to have a plan qualified under Code section 401(a) provided all the terms of the plan are followed and the eligibility requirements and contribution or benefit provisions are not more favorable for highly compensated employees than for other employees.

         Except as stated below, the key District Director will not issue a determination letter for this plan.

         This letter does not apply to the form of the plan for purposes of Code section 401(a)(16) if: (1) an employer ever maintained another qualified plan for one or more employees who are covered by the plan, other than a specified paired plan within the meaning of section 4.12 of Rev. Proc. 89-13, 1989-1 C.B. 801; or (2) after December 31, 1985, the employer maintained a welfare benefit fund described in Code section 419(e), which provides post retirement medical benefits allocated to separate accounts for key employees as defined in Code section 419(d)(3).

         Please advise those adopting the plan to contact you if they have any questions about the operation of the plan.

         An employer that has adopted a standardized plan may not rely on this letter with respect to: (1) whether any amendment or series of amendments is nondiscriminatory in effect; or (2) whether the plan satisfies the


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effective availability requirement of Q & A - 2(a)(3) of section 401(a)-4 of the regulations with respect to any benefit, right or feature; or (3) whether any provision or amendment granting past service credit has the effect of discriminating significantly in favor of highly compensated employees, except to the extent the provision or amendment satisfies the safe harbor in 1.401(a)-5 of the proposed regulations and is not part of a pattern of amendments that discriminates in favor of highly compensated employees.

         An employer that has adopted a standardized plan as an amendment to a plan other than a standardized plan may not rely on this letter with respect to whether a benefit, right or other feature that is prospectively eliminated satisfies the current availability requirements of Reg. 1.401(a)-4 Q & A-2(a)
(2) (ii).

         The employer may request a determination: (1) as to whether the plan, considered with all related qualified plans and, if appropriate, welfare benefit funds, satisfies the requirements of Code section 401(a)(16) as to limitations on benefits and contributions in Code section 415; (2) regarding the nondiscriminatory effect of grants of past service; and (3) with respect to whether a prospectively eliminated benefit, right or feature satisfies the current availability requirements.

         If you have any questions on the IRS processing of this case, please call the above telephone number. If you write, please provide your telephone number and the most convenient time for us to call in case we need more information. Whether you call or write, please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter.

 You should keep this letter as a permanent record.

                                                Sincerely yours,



                                                District Director

Enclosure(s)
Publication 1488